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[LOGO]  ACTV, INC.                                                  NEWS RELEASE

FROM:     ACTV, Inc.
          Daniel F. Mahoney, Jr., Vice President
          Tel: (212) 262-2570

CONTACT:  MWW/Strategic Communications, Inc.
          Public Relations - Tel. (201) 507-9500
          Contact: Robert E. Swadosh (rswadosh@mww.com)

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                                                           FOR IMMEDIATE RELEASE

       ACTV, INC. SUBSIDIARY PLANS TO RAISE $25 MILLION IN DEBT OFFERING

                  FUNDS TO ADVANCE COMMERCIALIZATION OF ACTV'S
     FIRST TWO INDIVIDUALIZED SPORTS AND ENTERTAINMENT PROGRAMMING CHANNELS

     New York, NY, February 7, 1997 -- ACTV, Inc. (Nasdaq: IATV) today announced that it plans to raise approximately $25 million through the issuance of debt through a wholly-owned subsidiary of ACTV, Inc. Further terms were not disclosed. Proceeds from the debt financing will be used primarily for the launch of ACTV's first two premium, regional sports and entertainment channels. The securities offered have not been and will not be registered under the Securities Act of 1933 or state securities laws and may not be offered or sold absent registration or an applicable exemption from registration requirements.

     Unrelated to the debt offering, ACTV also announced that it intends to raise approximately $10 million through a public equity offering. The offering will be made only by means of a prospectus.



1270 Avenue of the Americas, Suite 2401, Rockefeller Center, New York, NY 10020
           tel (212) 262-2570 fax (212) 459-9548 e-mail info@actv.com